Exhibit 5.4

June 3, 2009

Visant Corporation

357 Main Street, 1st Floor

Armonk, New York 10504

Re:	Supplemental Indenture

Ladies and Gentlemen:

We have acted as Ohio counsel to Neff Motivation, Inc., an Ohio corporation (the “Company”), in connection with that certain Supplemental Indenture, dated March 30, 2007 (the “Supplemental Indenture”), among the Company; Neff Holding Company, a Delaware corporation (“Neff Holding”); Visant Corporation (f/k/a Jostens IH Corp.), a Delaware corporation (“Visant”); the other Guarantors (as defined in the Indenture, as defined below) referred to therein (the “Guarantors” and collectively with the Company, Neff Holding and Visant, the “Visant Entities”); and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York and The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”); in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on behalf of Visant and the other Visant Entities relating to Visant’s offer of 7 5/8% senior subordinated notes due 2012 (the “Notes”), as more fully described in the Registration Statement. The Notes will be issued under that certain Indenture, dated as of October 4, 2004, among Visant, the guarantors named therein and the Trustee (the “Indenture”), as supplemented by the Supplemental Indenture. The Indenture and the Supplemental Indenture are sometimes referred to herein as the “Indenture Documents.”

Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture, as amended by the Supplemental Indenture. The Visant Entities and the Trustee are sometimes referred to herein collectively as “Parties.”

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined:

(a) A copy of resolutions adopted by the Directors of the Company, dated as of March 16, 2007, authorizing, inter alia, the execution and delivery of the Supplemental Indenture, certified as true and correct as of the date hereof, by the Senior Vice President and General Counsel of the Company;

Visant Corporation

June 3, 2009

(b) A copy of the Amended Code of Regulations of the Company, certified as true and correct as of the date hereof, by the Senior Vice President and General Counsel of the Company;

(c) A certificate from the Secretary of State of Ohio, dated May 26, 2009, with respect to the Amended Articles of Incorporation of the Company, as of such date, as certified as true and correct as of the date hereof by the Senior Vice President and General Counsel of the Company (the “Articles of Incorporation”);

(d) A certificate from the Secretary of State of Ohio, dated the date hereof, with respect to the status of the Company as a corporation in good standing under the laws of the State of Ohio (the “Good Standing Certificate”);

(e) The Officer’s Certificate with respect to the Company, a form of which is attached hereto as Exhibit A (the “Officer’s Certificate”);

(f) An executed copy of the Supplemental Indenture;

(g) An executed copy of the Indenture; and

(h) Such other business entity documents of the Company and records, certifications or representations as to factual matters of public officials and officers of the Company and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

We have relied upon the above-referenced (a) Good Standing Certificate and (b) Articles of Incorporation (together, the “Business Entity Documents”). We have not conducted an independent review or investigation of the matters set forth therein. Any opinion hereinafter set forth relative to the incorporation, valid existence, good standing, foreign qualification, or authorization to do business of the Company is based solely upon the Business Entity Documents. Although we have neither independently investigated nor attempted to verify or establish the accuracy or completeness of the matters set forth in the items referred to in the Business Entity Documents, nothing has come to the attention of those attorneys in our firm who have, as attorneys, devoted substantive attention to the transactions contemplated by the Indenture Documents which would lead us to question the accuracy of such matters. Insofar as an opinion relates to our knowledge of matters set forth in the Officer’s Certificate, we have relied solely upon such certificates with respect to the accuracy and completeness of the matters contained in such certificates and we have not independently verified or established the accuracy or completeness of such matters, but in the course of our representation of the Company nothing has come to the attention of those attorneys in our firm who have, as attorneys, devoted substantive attention to the transactions contemplated by the Supplemental Indenture that makes such reliance unwarranted or that leads us to question the accuracy or completeness of the Officer’s Certificate.

Visant Corporation

June 3, 2009

In rendering our opinions, we have not conducted any investigation into the types of business and activities in which the Company engages or the manner in which the Company conducts its business. Accordingly, our opinions with respect to the laws of the State of Ohio (the “State”) and the federal laws of the United States are expressly limited to laws or governmental regulations of general applicability to business corporations (“General Laws”). Insofar as such laws are applicable to and affect the Company, and inasmuch as we have not conducted any investigation with respect to the Company’s compliance with laws of particular applicability, we are, therefore, not expressing any opinion concerning laws of particular applicability including, without limitation, municipal ordinances, zoning regulations, applicable municipal or quasi-municipal licenses, permits or approvals.

The opinions hereinafter expressed are premised upon the assumptions that (i) all records and documents examined by us in connection with the preparation of this opinion letter are authentic and, to the extent material to any opinion hereinafter expressed, accurate, and, to the extent represented by photostatic or certified copies, conform to the respective originals; (ii) all signatures contained in such records and documents (including the signatures of officers of the Company) are genuine signatures of the party purporting to have signed the same; (iii) all natural persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents and records; (iv) no action has been taken which amends, revokes or terminates any of the corporate and organizational documents and records, certificates and representations which we have reviewed; (v) the Parties have complied, and will comply, with all laws, rules and regulations of the State applicable to them as business entities or other entities doing business in the State; and (vi) the execution, delivery and performance by the Parties, other than the Company, of the Indenture Documents do not and will not violate any law applicable to such parties.

We have further assumed, without independent investigation, that each of the Parties will perform each of the Indenture Documents to which it is a party in good faith and will act reasonably in exercising any discretion thereunder. Although we have not conducted an independent investigation of the accuracy or reasonableness of any of these assumptions, nothing has come to the attention of those attorneys in our firm who have, as attorneys, devoted substantive attention to the transactions contemplated by the Indenture Documents which would lead us to question the accuracy of any of said assumptions.

Based upon and subject to the foregoing, and upon such further investigation of law as we have deemed necessary, and subject to the qualifications, exceptions, limitations and further assumptions set forth below, we are of the opinion that:

1. The Company is incorporated, validly existing and in good standing under the laws of the State of Ohio. The Company has the corporate power and authority to own and lease the assets owned and leased by it and to transact the business in which it is currently engaged. Each of the Indenture Documents to which the Company is a party has been duly authorized by the Company.

Visant Corporation

June 3, 2009

2. The execution, delivery and consummation by the Company of the Indenture Documents to which it is a party do not and will not violate (i) any provision of the Articles of Incorporation or Code of Regulations or (ii) any General Laws applicable to the Company.

The opinions expressed herein are limited to the laws of the State and U.S. federal law. We express no opinion as to the effect or applicability of any law of any other jurisdiction or as to any provision in any of the Indenture Documents providing for the application of any other law.

This opinion is limited to the matters expressly stated herein. Nothing is intended to be implied herein, and no inference may be drawn from this opinion to extend this opinion beyond the matters expressly stated herein. This opinion is being delivered to Visant, is intended solely for its use, and may not be otherwise reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned. Notwithstanding the foregoing, (i) this opinion may be relied upon by Simpson Thacher & Bartlett LLP and (ii) we hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.4 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ CALFEE, HALTER & GRISWOLD LLP

Exhibit A

to

Opinion of

Calfee, Halter & Griswold, LLP

[Form of Officer’s Certificate]